UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 27, 2015

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2015, Span-America Medical Systems, Inc. (the “Company”) and its credit facility lender TD Bank, N.A. entered into a First Amendment to Loan Documents amending the Company’s revolving credit facility by (i) extending the maturity date to April 30, 2018, (ii) reducing the maximum availability under the facility from $10 million to $5 million (and eliminating the unused line fee if the outstanding balance on the line is less than $5 million that was applicable prior to the amendment), (iii) eliminating the dividends covenant and (iv) modifying the tangible net worth covenant to update the tangible net worth threshold to the threshold in effect in accordance with the terms of the covenant at the time of execution of the amendment.  There is currently no outstanding balance on the line of credit, and the Company is not in default under the line of credit.

A copy of the First Amendment to Loan Documents is filed herewith as Exhibit 10.1 hereto, and the description of the amendment set forth above is qualified in its entirety by reference to the text thereof which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	First Amendment to Loan Documents dated May 27, 2015 by and between TD Bank, N.A. and Span-America Medical Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: June 1, 2015
	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Loan Documents dated May 27, 2015 by and between TD Bank, N.A. and Span-America Medical Systems, Inc.